UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 4, 2011 (March 1, 2011)
BIODEL INC.
(Exact name of registrant as specified in its charter)
Commission File Number 001-33451

Delaware (State or other jurisdiction of incorporation or organization)	90-0136863 (IRS Employer Identification Number)

100 Saw Mill Road
Danbury, Connecticut	06810
(Address of principal executive offices)	(Zip code)
(203) 796-5000
(Registrant’s telephone number, including area code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
     On March 1, 2011, Biodel Inc. (the “ Company”) held its 2011 annual meeting of stockholders at the Company’s headquarters in Danbury, Connecticut (the “Annual Meeting”). At the Annual Meeting, Errol B. De Souza, Donald M. Casey and Barry Ginsberg were elected as Class I Directors, each for three-year terms, until the 2014 annual meeting of stockholders or until their respective successors are elected and qualified. At the Annual Meeting, the stockholders also voted to approve the Company executive compensation in a non-binding vote, voted for the frequency for the stockholder’s advisory vote on the Company’s executive compensation to occur every three (3) years and, in favor of the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2011. The tabulation of the voting results is as follows:
Agenda Item 1: Election of Directors

Nominees	For	Withheld	Broker Non-Votes
Errol B. De Souza	3,300,326	4,338,311	12,611,724
Donald M. Casey	7,459,025	179,612	12,611,724
Barry Ginsberg	6,948,811	689,826	12,611,724
Agenda Item 2: Advisory Vote on Executive Compensation (“Say-on-Pay” Vote)

For	Against	Abstain	Broker Non-Votes
6,857,373	578,277	202,987	12,611,724
Agenda Item 3: Advisory Vote on Frequency of Advisory Vote

3 Year	2 Years	1 Year	Abstain
5,437,315	773,056	1,235,415	192,851
Agenda Item 4: Ratification of Appointment of Independent Registered Public Accounting Firm

For	Against	Abstain	Broker Non-Votes
19,534,959	621,228	94,174	—

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2011	BIODEL INC.
	By:	/s/ Gerard J. Michel
Gerard J. Michel, Chief Financial Officer

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